EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                               CROWELL & CO., INC.

                                                              Year ended December 31,
                                                               1999            1998
                                                           -----------     -----------
NET INCOME                                                 $   449,867     $   173,069

PREFERRED STOCK DIVIDENDS                                      (80,952)        (80,952)
                                                           -----------     -----------

         NET INCOME APPLICABLE TO COMMON SHAREHOLDERS      $   368,915     $    92,117
                                                           ===========     ===========

EARNINGS PER COMMON SHARE:
   Weighted average number of common shares outstanding      2,520,835       2,520,835
   Primary earnings per share
      Continuing operations                                $       .08     $       .04
      Discontinued operations                                      .07              --
                                                           -----------     -----------

         EARNINGS PER COMMON SHARE                         $       .15     $       .04
                                                           ===========     ===========
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